Form LLC-5.25

    December 2003

Jesse White

Secretary of State

Department of Business Services

Limited Liability Company Division

Room 351, Howlett Building

Springfield, IL  62756

http://www.cyberdriveillinois.com

Payment may be made by business firm check payable to Secretary of State. (If check returned for any reason this filing will be void.)

Illinois

Limited Liability Company Act

Articles of Amendment

Filing Fee (see instructions).

SUBMIT IN DUPLICATE

Must be typewritten

                This space for use by Secretary of State

                    Date    04/29/2004

                    Assigned File #    00000558

                    Filing Fee                $150.00

                    Approved:

This space for use by Secretary of State FILED APR 29 2004 JESSE WHITE SECRETARY OF STATE

1.	Limited Liability Company name	Hewitt Holdings L.L.C.

2.	File number assigned by the Secretary of State:	00000558

3.	These Articles of Amendment are effective on ☒ the file date or a later date being	.

4.	The Articles of Organization are amended as follows:

a)	Admission of a new member (give name and address below)
b)	Admission of a new manager (give name and address below)
c)	Withdrawal of a member (give name below)
d)	Withdrawal of a manager (give name below)
e)	Change in the address of the office at which the records required by Section 1-40 of the Act are kept (give new address, including county below)
f)	Change of registered agent and/or registered agent’s office (give new name and address, including county below) (Address change of P.O. Box and c/o are unacceptable)
X g)	Change in the limited liability company’s name (list below)
h)	Change in date of dissolution or other events of dissolution enumerated in item 6 of the Articles of Organization
i)	Other (give information below)

g) FORE Holdings LLC

LLC-11.5

LLC-5.25

5.	This amendment was adopted by the managers. S. 5-25(3)	☒	Yes	☐	No
	a) Not less than minimum number of managers so approved.	☒	Yes	☐	No
	b) Member action was not required.	☐	Yes	☒	No

6.	This amendment was adopted by the members. S. 5-25(4) Not less than minimum number of members so approved.	☒	Yes	☐	No

7.	I affirm, under penalties of perjury, having authority to sign hereto, that this articles of amendment is to the best of my knowledge and belief, true, correct and complete.

Dated                 April 20                 ,   2004   .

    (Month & Day)                        (Year)

/S/ MONICA M. BURMEISTER
(Signature)

Monica M. Burmeister Manager
(Type or print Name and Title)

(If applicant is a company or other entity, state name of company and indicate whether it is a member or manager of the LLC.)

INSTRUCTIONS: *	If the only change reported is a change in the registered agent and/or registered office, the filing fee is $35.

If other changes are reported, the filing fee is $150.